UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2014

ASHFORD HOSPITALITY PRIME, INC.

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-35972	46-2488594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 23, 2014, Ashford Hospitality Prime, Inc. (“Ashford” or the “Company”) issued a press release announcing that it has priced its underwritten public offering of 8,000,000 shares of common stock at $16.50 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock. Settlement of the offering is expected to occur on January 29, 2014.

The Company intends to use the net proceeds of the offering to acquire the Sofitel Chicago Water Tower and the Pier House Resort, and for general corporate purposes and working capital, including the acquisition of additional properties in the ordinary course of business.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following material is being furnished as an exhibit to this Current Report on Form 8-K.

Exhibit	Description

99.1	Ashford Hospitality Prime, Inc. Press Release dated January 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Ashford Hospitality Prime, Inc. Press Release dated January 23, 2014